CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the use in this Registration Statement on Form S-1 of Athene Annuity and Life Company of our report dated April 1, 2022 relating to the statutory-basis financial statements of Athene Annuity and Life Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
April 4, 2022

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